Exhibit 32.1

SECTION 906 CERTIFICATION OF

PRINCIPAL EXECUTIVE OFFICER

OF ROYAL BAKERY HOLDINGS INC.

In connection with the accompanying Annual Report on Form 10-K of Royal Bakery Holdings Inc. for the year ended December 31, 2015, the undersigned, Tommy Cheung, Principle Executive Officer of Royal Bakery Holdings Inc., does hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) such Annual Report on Form 10-K for the year ended December 31, 2015 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) the information contained in such Annual Report on Form 10-K for the year ended December 31, 2015 fairly presents, in all material respects, the financial condition and results of operations of Royal Bakery Holdings Inc.

Date: April 14, 2016	/s/ Tommy Cheung
Tommy Cheung
Chairman & CEO (Principal Executive Officer)